Exhibit 10.7

                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of this 24th day of January, 2001, by and among LearnCom, Inc., a Nevada corporation ("LEARNCOM"), VideoLearning Systems, Inc. (f/k/a VLS Mergeco, Inc.), a Pennsylvania corporation ("VLS"), and Homer H. Hewitt (the "EMPLOYEE").

                                   RECITALS:

      A. VLS is in the employee training and educational services and human resource consulting business;

      B. VLS is the surviving corporation of a merger with VideoLearning Systems, Inc. (the "TARGET"), pursuant to that certain Agreement and Plan of Reorganization dated as of January 1, 2001 (the "MERGER AGREEMENT");

      C.    VLS is the wholly-owned subsidiary of LearnCom.

      D.    Employee has been an employee of Target for several years;

      E. LearnCom and VLS (collectively and individually, the "COMPANY") desire to continue to employ the Employee and Employee desires to continue to be employed by the Company, subject to the terms, conditions and covenants hereinafter set forth;

      F. As a condition to consummating the transactions under the Merger Agreement, and the Company employing the Employee, Employee has agreed not to divulge to the public the Company's confidential information, not to solicit the Company's vendors, customers or employees and not to compete with the Company, all upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the Employee and the Company hereby agree as follows:


                                    ARTICLE I

                                   EMPLOYMENT

      1.1 EMPLOYMENT. The Company hereby employs, engages and hires Employee, and Employee hereby accepts employment, upon the terms and conditions set forth in this Agreement. The Employee shall serve as the President and Chief Executive Officer of VLS. The Employee shall have and fully perform the duties and responsibilities as may be, from time to time, specified by the Board of Directors of VLS consistent with the position referred to in the preceding sentence.

      1.2 ACTIVITIES AND DUTIES DURING EMPLOYMENT. Employee represents and warrants to the Company that Employee is free to accept employment with the Company and that Employee has no prior or other commitments or obligations of any kind to anyone else which would hinder or interfere with the acceptance of the obligations under this Agreement.


                                   ARTICLE II

                                      TERM

      2.1 TERM. The term of employment under this Agreement shall be five (5) years, commencing on the date of the Agreement (the "EMPLOYMENT TERM").

      2.2 TERMINATION. The Employment Term and employment of Employee may be terminated as follows:

            (a) By the Company immediately for Cause, by giving written notice thereof to the Employee, specifying in reasonable detail the basis for such Cause. For the purpose of this Agreement, "CAUSE" shall mean (i)
      conduct amounting to fraud, embezzlement, or illegal misconduct in connection with Employee's duties under this Agreement; or (ii) the conviction of Employee by a court of proper jurisdiction of (or his written, voluntary and freely given confession to) a crime which constitutes a felony (other than a traffic violation) or an indictment that results in material injury to the Company's property, operation or reputation.

            (b) Automatically, without the action of either party, upon the death of Employee.

            (c) By either party upon the Total Disability of the Employee. The Employee shall be considered to have a Total Disability for purposes of this Agreement if he is unable, by reason of accident or illness, to substantially perform his employment duties, and is expected to be in such condition for periods totaling six (6) months (whether or not consecutive) during any period of twelve (12) months. The determination of whether a Total Disability has occurred shall be based on the determination of a physician mutually acceptable to the Company and the Employee. Nothing herein shall limit the Employee's right to receive any payments to which Employee may be entitled under any disability or employee benefit plan of the Company or under any disability or insurance policy or plan. During a period of Total Disability, Employee shall continue to receive his full compensation (including base salary and bonus) and benefits, notwithstanding any termination of employment hereunder.

            (d) By the Employee at any time after the occurrence of an event constituting Good Reason, by giving written notice to the Company specifying in reasonable detail the basis for such Good Reason. "GOOD REASON" shall mean the occurrence of any of the following and the continuation thereof without cure for fifteen (15) business days after Employee shall have given written notice thereof to LearnCom, specifying in reasonable detail the basis for such Good Reason:

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


                  (i)   During the first three years of the Employment Term, the

            removal of the Employee from the office of President and Chief Executive Officer of the Company or a material reduction by the Company of the Employee's official responsibilities, authority, status or working conditions;

                  (ii) During the first two years of the Employment Term, Working Capital (as defined herein) of VLS shall not at any time be less than $125,000. For purposes of this section, Working Capital shall mean Current Assets (as defined herein) less Current Liabilities (as defined herein). Current Assets shall mean the sum of Cash In Bank plus Accounts Receivable-Trade. Current Liabilities shall mean the sum of Accounts Payable-Trade plus Accrued Royalties plus Accrued Expenses plus Royalties Payable plus IRA Withholdings plus Sales Taxes Payable plus Unearned Sales Income. As an example, as of December 31, 2000, (subject to mutually agreed 12-31-00 adjustments) the Working Capital is as follows:


                       Cash in Bank                         $ 152,133
                       Accounts Receivable-Trade              377,044
                       Accounts Payable-Trade                (179,498)
                       Accrued Payroll                        (28,780)
                       Accrued Expenses                      (158,939)
                       Royalties Payable                      (16,261)
                       IRA Withholding                         (1,217)
                       IRA Matching                            (5,499)
                       Sales Taxes Payable                     (1,262)
                       Unearned Sales Income                  (12,721)
                                                            ---------
                                                            $ 125,000
                                                            =========

      2.3 CESSATION OF RIGHTS AND OBLIGATIONS: SURVIVAL OF CERTAIN PROVISIONS. On the date of expiration or earlier termination of the Employment Term for any reason, all of the respective rights, duties, obligations and covenants of the parties, as set forth herein, shall, except as specifically provided herein to the contrary, cease and become of no further force or effect as of the date of said termination, and shall only survive as expressly provided for herein.

      2.4 CESSATION OF COMPENSATION. Upon the termination of Employee's employment hereunder pursuant to SECTION 2.2, in lieu of any severance under any severance plan that the Company may then have in effect, and subject to the receipt by the Company of (i) a full and unconditional release from Employee of any claim or liability owed to him arising from Employee's employment by the Company, and (ii) any amounts owed by the Employee to the Company under any contract, agreement or loan document entered into after the date hereof which relates solely to his employment with the Company (including, but not limited to, loans made by the Company to the

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


Employee), the Company shall pay to the Employee, and the Employee shall be entitled to receive, the following amounts:

            (a) VOLUNTARY TERMINATION/CAUSE. Upon (i) Employee's voluntary resignation in breach of this Agreement, or (ii) a termination of the Employment Term for Cause by the Company, the Company shall pay the Employee his Base Salary and expense reimbursements solely through the date of termination. All such amounts shall be paid in accordance with the general payroll practices of the Company, but in any event within thirty
      (30) days after such termination of the Employee's employment.

            (b) DEATH/EXPIRATION OF TERM. Upon the termination of the Employment Term by (i) reason of Employee's death, or (ii) the expiration of the Employment Term, the Company shall pay the Employee (or, in the case of death, his estate) (1) his Base Salary through the date of termination, and (2) expense reimbursement.

            (c) TOTAL DISABILITY. Upon termination of the Employment Term by reason of a Total Disability, the Company shall pay the Employee (i) his Base Salary for the remainder of the Employment Term, payable in intervals in accordance with the general payroll practices of the Company, and (ii) his expense reimbursements, and provide to him the employee benefits (or the substantial equivalent thereof) which would have been provided if his employment had not been terminated.

            (d) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EMPLOYEE FOR GOOD REASON. Upon termination of the Employee's employment by the Company without Cause or by the Employee for Good Reason, the Company shall pay the Employee, within thirty (30) days after the date of such termination of his employment, an amount equal to the aggregate amount of Base Salary which would have been paid to him pursuant to Article III during the remainder of the Employment Term if such employment had not terminated, plus his expense reimbursements. If the Employee's employment shall have been terminated by the Company without Cause in breach of this Agreement, the Employee's right to receive the amount provided for in this clause (d) shall be his sole and exclusive remedy in respect of such breach.

      The amounts provided for in this Section 2.4 shall be paid to the Employee without offset or deduction by reason of other earnings of the Employee, and the Employee shall have no obligation to seek other employment or otherwise to mitigate the Company's costs, expenses, loss or damage by reason of the termination of the Employee's employment.

      2.5   BUSINESS EXPENSES.

            (a) REIMBURSEMENT. The Company shall reimburse the Employee for all reasonable, ordinary, and necessary business expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, ordinary and necessary

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


      travel expenses and entertainment expenses. The reimbursement of business expenses will be governed by the policies for the Company and the terms otherwise set forth herein.

            (b) ACCOUNTING. The Employee shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses were incurred for proper business purposes in accordance with the policies adopted by the Company and, as such, are reimbursable by the Company. The Employee shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by the Company to the Employee within a reasonable time after receipt by the Company of appropriate documentation therefor.

      2.6 LEGAL FEES. The Company shall reimburse the Employee for all reasonable costs and expenses, including but not limited to attorney's fees, incurred by the Employee in connection with the enforcement of the obligations of the Company under this Agreement.


                                   ARTICLE III

                            COMPENSATION AND BENEFITS

      3.1   COMPENSATION.

            (a) BASE SALARY. During Employee's employment, the Company shall pay Employee a base salary ("BASE SALARY") of Sixty Thousand Dollars ($60,000) per year for the first three years, and Thirty Six Thousand Dollars ($36,000) for the fourth and fifth years of the Employment Term.

            (b) BONUS. The Company may, in addition to Employee's Base Salary, pay Employee bonuses as the Company, in its sole discretion, may from time to time decide.

      3.2   PAYMENT.   All  compensation   shall  be  payable  in  intervals  in
accordance with the general payroll payment practice of the Company. The compensation shall be subject to such withholdings and deductions by the Company as are required by law.

      3.3 OTHER BENEFITS. Employee shall be entitled to participate in any retirement, pension, profit-sharing, stock option, health plan, insurance, disability income, incentive compensation and welfare or any other benefit plan or plans of LearnCom or any of its Affiliates (as defined in SECTION 4.5) in which other senior executives of LearnCom or any of its Affiliates generally are entitled to participate, now or hereafter in effect. Notwithstanding the forgoing, VLS shall be under no obligation to institute or continue the existence of any such benefit plan.

      3.4 VACATION. Employee shall be entitled to non-accruing paid vacation as the Employee and the Company agree in each calendar year during the Employment Term.

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


                                   ARTICLE IV

                        CONFIDENTIALITY, NON-SOLICITATION
                            AND NON-COMPETE AGREEMENT

      4.1 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee hereby acknowledges and agrees that the duties and services to be performed by Employee under this Agreement are special and unique and that as of a result of the employment hereunder, Employee will acquire, develop and use information of a special and unique nature and value that is not generally known to the public or to the Company's industry, including, but not limited to, certain records, phone locations, documentation, software programs, price lists, contract prices for purchase and sale of telephone access and telephone services, equipment configurations, business plans, ledgers and general information, employee records, mailing lists, accounts receivable and payable ledgers, financial and other records of the Company or its Affiliates, and other similar matters (all such information being hereinafter referred to as "CONFIDENTIAL INFORMATION"). Employee further acknowledges and agrees that the Confidential Information is of great value to the Company and its Affiliates and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of the Company. Accordingly, Employee hereby agrees that:

            (a) Employee will not, while employed by the Company or at any time thereafter, directly or indirectly, except in connection with Employee's performance of the duties under this Agreement, or as otherwise authorized in writing by the Company for the benefit of the Company, divulge to any person, firm, corporation, limited liability company, or organization, other than the Company (hereinafter referred to as "THIRD PARTIES"), or use or cause or authorize any Third Parties to use, the Confidential Information, except as required by law; and

            (b) Upon the termination of Employee's employment for any reason whatsoever, Employee shall deliver or cause to be delivered to the Company any and all Confidential Information, including drawings, notebooks, notes, records, keys, data and other documents and materials belonging to the Company or its Affiliates which is in his possession or under his control relating to the Company or its Affiliates, regardless of the medium upon which it is stored, and will deliver to the Company upon such termination of employment any other property of the Company or its Affiliates which is in his possession or control.

      4.2 NON-SOLICITATION COVENANT. Employee hereby covenants and agrees that while employed by the Company and for a period of one (1) year following the termination of Employee's employment with the Company for any reason, Employee shall not (i) directly or indirectly, contact, solicit, interfere with, or endeavor to entice away from the Company or its Affiliates any person, firm, corporation, limited liability company or other entity that was a customer of the Company at any time while Employee was an employee of the Company or its Affiliates or who is a

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


"PROSPECTIVE VENDOR OR CUSTOMER"of the Company, or (ii) induce, attempt to induce or hire any employee (or any person who was an employee during the year preceding the date of any solicitation) of the Company or its Affiliates to leave the employ of the Company or its Affiliates, or in any way interfere with the relationship between any such employee and the Company or its Affiliates. For purposes hereof, "PROSPECTIVE VENDOR OR CUSTOMER" shall mean any person or entity which has been solicited for business by Employee or any officer or other employee of the Company at any time during Employee's employment.

      4.3 NON-COMPETITION COVENANT. Employee acknowledges that the covenants set forth in this SECTION 4.3 are reasonable in scope and essential to the preservation of the Business of the Company (as defined herein). Employee also acknowledges that the enforcement of the covenant set forth in this SECTION 4.3 will not preclude Employee from being gainfully employed in such manner and to the extent as to provide a standard of living for himself, the members of his family and the others dependent upon him of at least the level to which he and they have become accustomed and may expect. In addition, Employee acknowledges that the Company and its Affiliates have obtained an advantage over their competitors as a result of their name, location and reputation that is characterized by near permanent relationships with vendors, customers, principals and other contacts which they have developed at great expense. Furthermore, Employee acknowledges that competition by him following the termination or expiration of his employment would impair the operation of the Company and its Affiliates beyond that which would arise from the competition of an unrelated third party with similar skills. Employee hereby agrees that he shall not, during his employment and for a period of two (2) years after the end of his employment, directly or indirectly, engage in or become directly or indirectly interested in any proprietorship, partnership, firm, trust, company, limited liability company or other entity, other than the Company or its Affiliates (whether as owner, partner, trustee, beneficiary, stockholder, member, officer, director, employee, independent contractor, agent, servant, consultant, lessor, lessee or otherwise) that competes with the Company or its Affiliates in the Business of the Company in the Restricted Territory (as defined herein), other than an interest in a company listed on a recognized stock exchange in an amount which does not exceed five percent (5%) of the outstanding stock of such corporation. For purposes of this Agreement, (i) the term "BUSINESS OF THE COMPANY" shall include all business activities and ventures related to providing employee training and educational services, and human resources consulting services related thereto; and (ii) the term "RESTRICTED TERRITORY" means the geographical area consisting of the United States of America, it being acknowledged by Employee that the business of the Company and its Affiliates is not restricted by geographical boundaries. The terms of this Article IV shall survive any termination or expiration of this Agreement.

      4.4   REMEDIES.

            (a) INJUNCTIVE RELIEF. Employee expressly acknowledges and agrees that the Business of the Company is highly competitive and that a violation of any of the provisions of SECTIONS 4.1, 4.2 OR 4.3 would cause immediate and irreparable harm, loss and damage to the Company and its Affiliates not adequately compensable by a monetary award. Employee further acknowledges and agrees that the time periods and territorial areas provided for

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


      herein are the minimum necessary to adequately protect the Business of the Company, the enjoyment of the Confidential Information and the goodwill of the Company and its Affiliates. Without limiting any of the other remedies available to the Company at law or in equity, or the Company's right or ability to collect money damages, Employee agrees that any actual or threatened violation of any of the provisions of SECTIONS 4.1, 4.2 OR 4.3 may be immediately restrained or enjoined by any court of competent jurisdiction, and that a temporary restraining order or emergency, preliminary or final injunction may be issued in any court of competent jurisdiction, without notice and without bond. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section shall survive the termination of Employee's employment.

            (b) ENFORCEMENT. It is the desire of the parties that the provisions of SECTIONS 4.1, 4.2 OR 4.3 be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of SECTIONS 4.1, 4.2 OR 4.3 shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalidated by such laws or public policies, such section or sections shall be (i) deemed amended to delete therefrom such portions so adjudicated or (ii) modified as determined appropriate by such a court, such deletions or modifications to apply only with respect to the operation of such section or sections in the particular jurisdictions so adjudicating on the parties and under the circumstances as to which so adjudicated.

            (c) LEGAL FEES. The Employee shall reimburse the Company for all reasonable costs and expenses, including, but not limited to attorney's fees, incurred by the Company in connection with the enforcement of the Employee's obligations under this Article IV.

      4.5 AFFILIATES. All references to the Company in this Article IV shall include "AFFILIATES" of the Company, as that term is construed under Rule 405 of the Securities Act of 1933, as amended.


                                    ARTICLE V

                                  MISCELLANEOUS

      5.1 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by first class mail, postage prepaid, in each case addressed as follows:

            (a)   To Employee at his home address.

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


            (b)      To Company at:            LearnCom, Inc.
                                               720 Industrial Drive
                                               Bensenville, IL  60106
                                               Ph:    (630) 227-1080
                                               Fax:   (630) 238-9088

            (c)      With a copy to:           Shefsky & Froelich Ltd.
                                               444 North Michigan Avenue
                                               Suite 2500
                                               Chicago, IL  60611
                                               Attn.: Mitchell D. Goldsmith
                                               Ph:    (312) 836-4006
                                               Fax:   (312) 527-3194

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

      5.2 ENTIRE AGREEMENT; AMENDMENTS, ETC. This Agreement contains the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Except as provided in SECTION 4.4(B), no modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

      5.3 BENEFIT. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, legal representatives and permitted assignees of Employee and the successors, assignees and transferees of the Company. This Agreement or any right or interest hereunder may not be assigned by Employee without the prior written consent of the Company.

      5.4 NO WAIVER. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

      5.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

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


      5.6 COMPLIANCE AND HEADINGS. Time is of the essence of this Agreement. The headings in this Agreement are intended to be for convenience and reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

      5.7 GOVERNING LAW. The parties agree that this Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Pennsylvania, and the parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Montgomery County in the State of Pennsylvania or in the U.S. District Court for the Eastern District of Pennsylvania. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Montgomery County, Pennsylvania.

      5.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

      5.9 RECITALS. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.

      5.10 RIGHTS AND OBLIGATIONS OF THE COMPANY. The rights hereunder of LearnCom or VLS may be enforced by either of them, and the obligations of the Company hereunder shall be the joint and several obligations of LearnCom and VLS. Any consent, waiver or agreemetn of LearnCom or VLS relating to this Agreement or the subject matter thereof shall be binding on the other of such parties.

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


      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.

                                       LEARNCOM, INC.


                                       By:   /s/ Lloyd Singer
                                          --------------------------------------
                                       Its:   President
                                           -------------------------------------


                                       VIDEOLEARNING SYSTEMS, INC.
                                       (f/k/a VLS Mergeco, Inc.)


                                       By:   /s/ Homer H. Hewitt
                                          --------------------------------------
                                       Its:   President
                                           -------------------------------------


                                       EMPLOYEE:


                                          /s/ Homer H. Hewitt
                                       -----------------------------------------
                                       HOMER H. HEWITT

                                       Address: 50 Woodside Avenue, #15
                                                Ardmore, PA 19003

                                       11